UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 27, 2011

INVACARE CORPORATION
___________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965
________________________________________________________________________________________________________________________________________________________________________________________________________________

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2011, Bernadine P. Healy, M.D. resigned as a director of Invacare Corporation (the “Company”) for personal reasons unrelated to the Company.  Dr. Healy became a director of the Company in 1996.  She served most recently as Chairperson of the Company’s Investment Committee and as a member of the Company’s Compensation and Management Development Committee, and previously served on the Company’s Nominating Committee.

A. Malachi Mixon, III, the Company’s Chairman, stated, “Invacare and the Board of Directors thank Dr. Healy for her dedicated service to the Company.   Dr. Healy brought a wealth of expertise to the Board and made invaluable contributions to Invacare over her 15 years as a director of the Company.  While the Board of Directors will miss having the benefit of her insights and perspective, we wish Dr. Healy and her family all the best in the future.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: February 1, 2011
/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel